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                                 UICI MEMORANDUM

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To:      Robert Weir, Insurdata

From:    Richard Estell

Date:    May 28, 1997

Subject: 4001 McEwen , 4th Floor Lease Space
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Robert:

The purpose of this memo is to confirm our discussion regarding the rental of the 4th floor area currently occupied by the Insurdata personnel. You indicated your interest in renting that space for the remainder of our lease period which extends to June 1, 1999 at a cost of $12.00 per rentable square foot plus any increases in rent due to uncontrollable items such as utilities, property taxes, and insurance rates. These possible increases in the rental rate going forward are identical to the contract lease that we currently have with the landlord. As I indicated to you, I did not plan on asking you to sign a formal sublease agreement, but fell it is adequate that if you agree to these terms we have discussed, please sign your acceptance below.

If you have any questions, please do not hesitate to call me at (972) 851-9099.

         INSURDATA

Accepted by: /s/ Robert P. Weir                      Date Accepted: May 29, 1997
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(Print name)

FROM THE DESK OF

RICHARD ESTELL
EXECUTIVE VICE PRESIDENT
UICI
4001 MCEWEN DRIVE, SUITE 200
DALLAS, TEXAS 75244

(972) 851-9099
FAX: (972) 851-9097